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                                                                   CONFIDENTIAL


                               LETTER OF EXTENSION

                                                                   June 7, 2007
Myer-Emco, Inc.
Attn: Jon Meyer
203 Edison Park Drive
Gaithersburg, MD. 20878


Re: Stock Purchase Agreement, dated May 7, 2007, Letter of Extension ("Extension Letter")

Dear Jon:

     Reference is made to that certain Stock Purchase Agreement, dated May 7, 2007 (the "Agreement"), by and among, Myer-Emco, Inc., a District of Columbia corporation, Jonathan N. Meyer, Edward M. Meyer and stockholder signatories thereto (collectively, the "Sellers") and Harvey Electronics, Inc., a New York corporation (the "Company"). Under Section 10.1(d), the Company has the option to extend the termination date under the Agreement for a period of 30 days (or such later date as the parties may agree) upon payment to the Sellers accounting and legal expenses up to an amount not to exceed $300,000 (the "Extension Fee"). The Sellers and the Company desire and hereby agree to extend the date upon which the Agreement may be terminated pursuant to Section 10.1(d) from June 7, 2007 to July 23, 2007, pursuant to such Section 10.1(d) of the Agreement. In consideration of the Extension Fee and the mutual covenants and agreements set forth in the Agreement, including those specified in Section 10.1(d) of the Agreement, and herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to extend the date upon which the Sellers and the Company may terminate the Agreement pursuant to 10.1(d) to July 23, 2007. This Extension Letter shall not be effective unless and until Myer-Emco, Inc. receives payment of the Extension Fee in full.


     This Extension Letter shall be governed by and construed in accordance with the internal laws of the State of New York without regard to provisions thereof relating to conflicts of law and each of the parties hereto consents to in personam jurisdiction by the courts of the State of New York, located in New York County, with respect to any matters arising from or out of this Letter of Intent or the rights, obligations or transactions contemplated hereby.

     This Extension Letter and the Agreement constitutes the entire agreement between the parties, superseding all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof.

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Letter of Extension
June 7, 2007
Page 2 of 2



     This Extension Letter may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.




                                         Very truly yours,

                                         HARVEY ELECTRONICS, INC.


                                          By:  /s/ Joseph J. Calabrese
                                               -----------------------------
                                          Name:  Joseph J. Calabrese
                                          Title: Chief Financial Officer
ACCEPTED AND AGREED TO:
----------------------

MYER-EMCO, INC.

By: /s/ Jon Meyer
----------------------------
Name:    Jon Meyer
Title:   Chief Executive Officer

Date: June 7, 2007

JON MEYER, in his capacity as a Seller

/s/ Jon Meyer